EXHIBIT 10.1


                                    AGREEMENT

      THIS AGREEMENT (this  "AGREEMENT"),  dated as of September 10 2003, by and among NUWAVE TECHNOLOGIES INC., a Delaware corporation, with headquarters located at 1 Passaic Avenue Fairfield, New Jersey 47004 (the "COMPANY"), and CORNELL CAPITAL PARTNERS, LP, a Delaware Limited Partnership, with headquarters located at 101 Hudson Street - Suite 3606, Jersey City, New Jersey 07302 ("CORNELL")

                                   WITNESSETH:

      WHEREAS,  the Company and the Cornell entered into a Securities Purchase
Agreement,  Convertible  Debenture,   Registration  Rights  Agreement,  Escrow
Agreement and Irrevocable Transfer Agent Instructions on (the "TRANSACTION DOCUMENTS");

      WHEREAS, the Company is in default of it obligations pursuant to the Transaction Documents (the "OBLIGATIONS");

      WHEREAS, in exchange for Cornell's agreement not to foreclose against the Company and as a condition precedent to consideration for further financing the parties hereto have agreed to enter into this Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and Cornell hereby agree as follows:

      1. SETTLEMENT OF DEBTS.
         --------------------

      (a) Cornell shall enter into a new loan agreement with the Company for net proceeds of $200,000 which will be deposited in escrow with Butler Gonzalez LLP $120,000 of which to be used for the payment of the Company's debts as outlined in (b) & (c) below.

      (b) The Company will negotiate settlement of its debts to creditors described on Schedule "A" attached hereto for an amount riot to exceed Sixty Thousand Dollars ($60,000) on or before September 24, 2003.

      (c) The Company shall negotiate settlement of past due wages owed by the Company and the offering of severance packages to the Company's employees for an amount not to exceed Sixty Thousand Dollars ($60,000) on or before September 24, 2003.

      2. ESCROW ARRANGEMENTS, FORM OF PAYMENT.
         -------------------------------------

      (a) Upon receipt by Cornell of executed settlement and release agreements from the creditors listed on Schedule "A" and a schedule for the payment of past due wages owed by the Company and of the severance packages to the Company's employees Cornell shall release payment to creditors directly from escrow and release Sixty Thousand Dollars ($60,000) directly tom escrow to the Company in

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order for the  Company to satisfy  past due wages owed by the  Company  axed the severance packages to the Company's employees.

      3. RESIGNATIONS OF O'BRIEN AND ZARIN.
         ----------------------------------

      Zarin and O'Brien shall each sign settlement agreements and releases giving effect to the following:

      (a) Zarin shall resign as Chairman, CEO and President of the Company and O'Brien shall resign as Chief Financial Officer and Secretary of the Company effective the following day after the release of funding from the escrow account as outlined in this agreement.

      (b) Upon resignation of their respective positions Zarin and O'Brien shall cease to be employees of the Company, cease to be entitled to salaries and/or any other benefits received as employees of the Company.

      (c) In addition, Zarin and O'Brien shall each sign releases settling their respective employment contracts. Upon receipt of such documents each will be issued $40,000 and a warrant to purchase 100,000 shares of the Company's Common Stock at an exercise price of One Dollar ($1.00) per share (the "WARRANTS"). The Warrants shall be exercisable fox hue (5) years. The monies will be disbursed directly from the escrow account.

      4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
         ----------------------------------------------

      The Company represents and warrants to Cornell that, except as set forth in the SEC Documents (defined as the Company's 10K filed for the year ended December 31, 2002 and subsequent 10Q's filed for the periods ended, March 31, 2003 and June 30,2003).

      (a) ORGANIZATION AND QUALIFICATION. The Company is duly organized and validly existing in good standing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company taken as a whole.

      (b) OUTSTANDING DEBTS. The debts outlined in Schedule "A" attached hereto is a complete and accurate representations of the debts of the Company and the Company represents to the best of its knowledge that there are no other outstanding debts as of that date.

      (c) AUTHORIZATION, ENFORCEMENT, COMPLIANCE WITH OTHER INSTRUMENTS. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement and any related any and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) this Agreement, and any related agreements have been duly executed and delivered by the Company, (iv) this Agreement, and any related agreements constitute the valid and binding obligations of the Company

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enforceable  against the Company in accordance with their terms,  except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

      (d) Except as disclosed in the SEC Documents, as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities and (iii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreement) and (iv) there are no outstanding comment letters from the SEC or any other regulatory agency.

      (e) NO CONFLICTS. Except as disclosed in the SEC Documents, the execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Certificate of Incorporation, any certificate of designations of any outstanding series of preferred stock of the Company or the Bylaws or (ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of The National Association of Securities Dealers Inc.'s OTC Bulletin Board on which the Common Stock is quoted) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected. Except as disclosed in the SEC Documents, neither the Company is in violation of any term of or in default under its Certificate of Incorporation or By-laws or their organizational charter or bylaws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company. The business of the Company is not being conducted, and shall, not be conducted in violation of any material law, ordinance, or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement. Except as disclosed in the SEC Documents, all consents, authorizations, orders, filings and registrations which the Company is required, to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its subsidiaries are unaware of any facts or circumstance, which might give rise to any of the foregoing.

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      (f) 10(B) -5. The SEC  Documents do not include any untrue  statements  of material fact, nor do they omit to state any material fact required to be stated therein necessary to make the statements made, in light of the circumstances, under which they were made, not misleading.

      (g) ABSENCE OF LITIGATION. Except as disclosed in the SEC Documents, there is no action, suit, proceeding, inquiry oar investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any of the Company's subsidiaries, wherein an unfavorable decision, ruling or finding would
(i) have a material adverse effect on the transactions contemplated hereby (ii) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, thus Agreement or any of the documents contemplated herein, or (iii) except as expressly disclosed in the SEC Documents, have a material adverse effect on the business, operations, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole.

      TAX STATUS. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

      5. REPRESENTATIONS AND WARRANTIES OF CORNELL.
         ------------------------------------------

      Cornell represents and warrants to the Company that

      (a) AUTHORIZATION, ENFORCEMENT, COMPLIANCE WITH OTHER INSTRUMENTS. (i) Cornell has the requisite corporate power and authority to enter into and perform this Agreement, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement and any related any and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized further consent or authorization is required by Cornell
(iii) this Agreement, and any related agreements have been duly executed and delivered by the Cornell,

      (b) Cornell will recommend to the Company's current Board of Director's for their approval a new slate of Directors and provide the Board with, the new nominees biographies (collectively referred to as "CORNELL'S NOMINEES" individually referred to as the "CORNELL NOMINEE"),

      (c) It is Cornell's plan that the new Board of Directors as part of its business planning will put together a management team to manage the day to day operations of the Company, continue to maintain the Company's public filings as required for SEC and other regulatory compliance, evaluate the existing opportunities and determine whether or not it is in the best interest of the shareholders for the Company to remain in its current line of business, and pursue business alternatives including acquisitions or mergers as well as to make recommendations regarding additional financing requirements,

      (d) In its business relationship with the Company Cornell has been informed by the Company as to the status of the Company's business, operations, financial condition and its SEC and public filings and to the best of its knowledge believes that implementation of this agreement is in the best interest of the Company's creditors, shareholders and the Company as a whole.

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

      6. CONDITIONS TO CORNELL'S OBLIGATIONS HEREUNDER
         ---------------------------------------------

      The obligations of Cornell hereunder is subject to the satisfaction, at or before September 24, 2003 of each of the following conditions, provided that these conditions are for Cornell's sole benefit and may be waived by Cornell at any time in its sole discretion:

      (a) The Company shall provide Cornell a duly executed resolution from the Company's Board of Directors ratifying the Agreement contemplated herein.

      (b) As outlined herein Zarin and O'Brien shall have resigned their respective positions with the Company effective the following day after the release of funding from the escrow account as outlined in this agreement.

      (c) The Company's current Board of Director's shall have accepted a nominee from Cornell's Nominees and Cornell's Nominee shall have become a member of the Company's current Board of Directors.

      (d) Upon ratification of this Agreement and acceptance of Cornell's Nominee the Company's current Board of Directors shall resign effective the following day after the release of funding from the escrow account as outlined in this agreement leaving Cornell's Nominee as the only member of the Company's Board of Directors and provide Cornell such resolution of resignation.

      (e) Upon the signing of this agreement, Cornell and the Company will work together to promptly file any required public filings with the United States Securities and Exchange Commission and/or any other regulatory agency regarding this matter.

      (f) The representations and warranties of the Company shall be true and correct in all material respects as of the date hereof (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Dates.

      (g) The Company shall have executed and delivered to Cornell this Agreement.

      7. INDEMNIFICATION.
         ----------------

      (a) In consideration of the Buyer's execution and delivery of this Agreement hereunder, and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless Cornell and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "CORNELL INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Cornell Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by the Cornell Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, or any other

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certificate,  instrument  or document  contemplated  hereby or thereby,  (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim, brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

      8. GOVERNING LAW: MISCELLANEOUS.
         -----------------------------

      (a) GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in Hudson County, New Jersey, and expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, sitting in Hudson County and the United States District Court for the District of New Jersey sitting in Newark, New Jersey for the adjudication of any civil action asserted pursuant to this Paragraph.

      (b) COUNTERPARTS. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four
(4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

      (c) HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

      (d) SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

      (e) ENTIRE AGREEMENT, AMENDMENTS. This Agreement supersedes all other prior oral or written agreements between, Cornell and the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Cornell makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

      (f) NOTICES. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon confirmation of, receipt, when sent by facsimile; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the

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party to  receive  the  same.  The  addresses  and  facsimile  numbers  for such communications shall be:

If to the Company, to:   NUWAVE Technologies Inc.
                         1 Passaic Avenue
                         Fairfield, NJ 07004
                           Attention:  Jeremiah O'Brien
                                       Chief Financial Officer
                            Telephone: (973) 882-8810
                            Facsimile: (973) 882-8812

If to Cornell to:        Cornell Capital Partners, L.P.
                         101 Hudson Street, Suite 3606
                         Jersey City, NJ 07302
                         Attention:    Mark A.  Angelo
                         Telephone:    (201) 324-1619
                         Facsimile:    (201) 324-1447

With a copy to:          Butler Gonzalez LLP
                         1000 Stuyvesant Avenue - Suite 6
                         Union, NJ 07083
                         Attention:    David Gonzalez, Esq.
                         Telephone:    (908) 810-8588
                         Facsimile:    (908) 810-0973


      If to Cornell(s), to its address and facsimile number on Schedule I, with copies to the Buyer's counsel as set forth on Schedule I. Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

      (g) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parries and their respective successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.

      (h) NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

      (i) SURVIVAL. Unless this Agreement is terminated by the mutual written consent of the parties hereto, the representations, warranties and covenants of the Company shall survive this Agreement for a period of one (1) year following the date hereof.

      (j) PUBLICITY. The Company and Cornell shall approve in writing, before issuance any press release or any other public statement with respect to the transactions contemplated hereby made by any party; provided, however, that the Company shall be entitled, without the prior approval of Cornell to issue any press release or other public disclosure with respect to such transactions

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

required under applicable securities or other laws or regulations (the Company shall use its best efforts to consult Cornell in connection with any such press release or other public disclosure prior to its release and Cornell shall be provided with a copy thereof upon release thereof).

      (k) FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

      (1) TERMINATION. In the event that the conditions set forth herein have not occurred on or before September 24, 2003 Cornell shall have the option to terminate this Agreement and proceed with any and all legal remedies available.

      (m) NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                    [REMAINDER PAGE INTENTIONALLY LEFT BLANK]

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      IN WITNESS  WHEREOF,  Cornell and the Company have cased this Agreement to be duly executed as of the date first written above.

                                         NUWAVE TECHNOLOGIES INC.

                                         By:   /S/ JEREMIAH O'BRIEN
                                            ----------------------------------
                                         Name:  Jeremiah O'Brien
                                         Title: Chief Financial Officer



                                         CORNELL CAPITAL PARTNERS, LP

                                         BY:   YORKVILLE ADVISORS, LLC
                                         ITS:  GENERAL PARTNER

                                         By:   /S/ MARK ANGELO
                                            ----------------------------------
                                         Name:  Mark Angelo
                                         Title: Portfolio Manager & President

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